Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$884,684
Unrealized Gain (Loss) on Market Value of Futures	(2,885,215)
Interest Income	5,281
Total Income (Loss)	$(1,995,250)

Expenses
Investment Advisory Fee	$28,902
Brokerage Commissions	5,081
NYMEX License Fee	1,129
Non-interested Directors' Fees and Expenses	266
Prepaid Insurance Expense	122
Other Expenses	12,300
Total Expenses	47,800
Expense Waiver	(5,074)
Net Expenses	$42,726
Net Gain (Loss)	$(2,037,976)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/09	$60,191,630
Net Gain (Loss)	(2,037,976)

Net Asset Value End of Period	$58,153,654
Net Asset Value Per Unit (1,800,000 Units)	$32.31

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502